Exhibit 11






INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees of THE BLUE RIDGE FUNDS TRUST and the Shareholder of BLUE RIDGE TOTAL RETURN FUND:

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement (No. 333-36811) of Blue Ridge Total Return Fund of our report dated December 5, 1997, appearing in the Statement of Additional Information, which is a part of such Registration Statement.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Pittsburgh, Pennsylvania
December 5, 1997